
ARCTIC OCEAN
NWT
ALASKA
Inuvik
YUKON
TERRITORY
Yukon
River
Fairbanks
Tok
Dawson
Mayo
Keno City
MOUNT
HINTON
PROJECT
Faro
Ross
River
Tungsten
Carmacks
Whitehorse
Watson
Lake
Anchorage
Haines
Junction
Atlin
Skagway
Juneau
BRITISH
COLUMBIA
PACIFIC OCEAN